UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Manitowoc Company, Inc.’s (the “Company”) wholly owned subsidiary Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”) has prepared materials that will be used in investor presentations (the “Investor Presentation”) delivered by representatives of Manitowoc Foodservice in connection with the commencement of “when-issued” equity trading of Manitowoc Foodservice’s common stock on February 18, 2016. A copy of the Investor Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the Investor Presentation is summary information that should be considered in the context of the Company’s and Manitowoc Foodservice’s filings with the Securities and Exchange Commission and other public announcements that the Company and Manitowoc Foodservice may make by press release or otherwise from time to time.

The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information, including Exhibit 99.1, in this Item 7.01 to the Company’s Current Report on Form 8-K shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)    Manitowoc Foodservice Investor Presentation dated February 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: February 18, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 18, 2016

Exhibit Number	Description

(99.1)	Manitowoc Foodservice Investor Presentation dated February 2016